SUB-ITEM 77Q3

STIC PRIME PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.



FOR PERIOD ENDING: 2/28/2009
File Number: 811-02729
SERIES NO.:  17

72DD  1 Total income dividends for which record date passed during the period
        Institutional                                 $  28,596
      2 Dividends for a second class of open end company shares
        Private                                       $   3,873
        Personal                                      $   2,054
        Cash Management                               $   9,660
        Reserve                                       $     136
        Resource                                      $   2,282
        Corporate                                     $   2,562

73A.  1 Dividends from net invesment income
        Institutional                                    0.0076
      2 Dividends for a second class of open end company shares
        Private                                          0.0061
        Personal                                         0.0051
        Cash Management                                  0.0072
        Reserve                                          0.0040
        Resource                                         0.0068
        Corporate                                        0.0075

74U.  1 Number of shares outstanding (000's omitted)
        Institutional                                 3,868,441
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Private                                         541,230
        Personal                                        314,635
        Cash Management                               1,138,783
        Reserve                                          14,306
        Resource                                        264,693
        Corporate                                       650,398

74V.  1  Net asset value per share (to nearest cent)
        Institutional                                     $1.00
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Private                                           $1.00
        Personal                                          $1.00
        Cash Management                                   $1.00
        Reserve                                           $1.00
        Resource                                          $1.00
        Corporate                                         $1.00